EXHIBIT 10.59

FIRST AMENDMENT TO REAL-ESTATE SUB-RETENTION AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE SUB-RETENTION AGREEMENT (this “Amendment”) is made as of the 22 day of December, 2014, by and among ALEXANDER’S MANAGEMENT LLC,  a New York limited liability company having an office c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (“Agent”) and VORNADO REALTY, L.P., a Delaware limited partnership having an office at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652 (“Sub-Agent”).

R E C I T A L S

WHEREAS, 731 OFFICE ONE LLC, a Delaware limited liability company (“Owner”), and Agent are parties to that certain Real Estate Retention Agreement, dated as of February 28, 2014 (the “Over-Leasing Agreement”); all capitalized terms used, but not defined herein shall have the meanings set forth in the Over-Leasing Agreement), pursuant to which Agent was appointed to act for Owner in connection with the leasing of those certain office condominium units located at 731 Lexington Avenue, New York, New York (as more fully identified in the Over-Leasing Agreement).

WHEREAS, Agent and Sub-Agent are parties to that certain Real Estate Sub-Retention Agreement dated as of February 28, 2014 (the “Sub-Retention Agreement”).

WHEREAS, Agent and Sub-Agent desire to modify and amend the Sub-Retention Agreement as set forth below.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Agent and Sub-Agent hereby agree as follows:

1.      Nothwithstanding the provisions of Article IV.A(b) of the Sub-Retention Agreement requiring, among other things, the payment of fees and interest in Installments until such fees and interest thereon have been paid in full, Agent shall pay all outstanding accrued fees and interest thereon in full on or before December 31, 2014.

2.      The following amendment to the Sub-Retention Agreement shall be effective from and after the date hereof:

Article IV.A (b) is hereby amended by deleting the following therefrom:

            “Notwithstanding the immediately preceding sentence, Sub-Agent’s fees under this Agreement and interest accrued with respect to such fees will be payable in an aggregate amount not to exceed (1) $4,000,000 in any calendar year (or such lesser amount as may be due Sub-Agent hereunder), less (2) the sum of (x) any amounts paid to Sub-Agent under that certain Real Estate Retention Agreement dated as of July 20, 1992, as amended, with respect to the same period, and (y) any amounts paid to Sub-Agent under that certain Rego II Real Estate Sub-Retention Agreement

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            dated as of November 30, 2011, as amended, with respect to the same period, and (z) any amounts paid to Sub-Agent under the Original Agreement, as amended, with respect to the same period.  Interest shall accrue on the unpaid fees outstanding hereunder from time to time at the 1-year LIBOR rate plus 100 basis points, such rate to be determined annually as of the first day of January of each year.  The fees and interest payable hereunder shall be paid in equal monthly installments (the “Installments”) until such fees and interest accrued thereon have been paid in full.  Installments shall be applied first to interest accrued hereunder and then to reduction of the fees outstanding hereunder from time to time.”

3.      This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

4.      All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Sub-Retention Agreement or Over-Leasing Agreement, as the case may be.  The marginal headings and titles to the paragraphs of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof.

5.      This Amendment is incorporated into and made a part of the Sub-Retention Agreement, and the Sub-Retention Agreement and all terms, conditions and provisions of the Sub-Retention Agreement are ratified and confirmed in all respects and is and shall continue to be in full force and effect as modified and amended hereby.

6.      This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.      This Amendment constitutes the entire understanding of the parties with respect to the subject hereof and may not be amended except in a writing executed by the parties hereto.

8.      This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    SUB-AGENT:

VORNADO REALTY L.P., a Delaware limited partnership

By: Vornado Realty Trust, its general partner

By:      /s/ Stephen Theriot

Name: Stephen W. Theriot

Title:   Chief Financial Officer

AGENT:

ALEXANDER’S MANAGEMENT LLC, a New York limited liability company

By:  ALEXANDER’S INC., a Delaware corporation, its sole member

By:      /s/ Joseph Macnow

Name: Joseph Macnow

Title:   Chief Financial Officer

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